Exhibit 2.1






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                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                            THINK NEW IDEAS, INC.,


                          UBICUBE ACQUISITION CORP.,


                             UBICUBE GROUP, INC.,



                                     AND



                   THE STOCKHOLDERS OF UBICUBE GROUP, INC.




                                JUNE 27, 1998






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



                         AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT (the "Agreement") is entered into as of this 27th day of June, 1998, by and among THINK New Ideas, Inc., a Delaware corporation ("THINK"), UbiCube Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of THINK ("UAC"), UbiCube Group, Inc., a Delaware corporation (the "Company"), the stockholders of the Company listed on Schedule A hereto (each individually referred to hereinafter as a "Management Stockholder" and collectively referred to hereinafter as the "Management Stockholders") and the stockholders of the Company listed on Schedule B hereto (each individually referred to hereinafter as a "Non-Management Stockholder" and collectively referred to hereinafter as the "Non-Management Stockholders"; each of the Management Stockholders and the Non-Management Stockholders is referred to herein individually as a "Stockholder" and collectively are referred to herein as the "Stockholders").


                                 WITNESSETH:

      WHEREAS, the authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $.001 per share (the "Company Stock"), of which 9,991,735 shares of Company Stock are issued and outstanding as of the date hereof;

      WHEREAS, the authorized capital stock of UbiComs, Inc., a Delaware corporation, consists of 10,000,000 shares of common stock, par value $.001 per share, of which one (1) share is issued and outstanding as of the date hereof and which share is owned by the Company;

      WHEREAS, the authorized capital stock of NetComs USA, Inc., a Maine corporation, consists of 3,000 shares of common stock, no par value per share, of which 2,000 shares are issued and outstanding as of the date hereof and all of which are owned by the Company;

      WHEREAS, the authorized capital stock of NetComs Entertainment, Inc., a Maine corporation, consists of 3,000 shares of common stock, no par value per share, of which a certain amount of shares are issued and outstanding as of the date hereof and all of which are owned by the Company;

      WHEREAS, the authorized capital stock of NetComs Europe Limited., a United Kingdom corporation ("NetComs Europe"), consists of 5,000 shares of common stock, par value (POUND)1.00 per share, of which a certain amount of shares are issued and outstanding as of the date hereof and all of which are owned by the Company;

      WHEREAS, the authorized capital stock of NetComs Entertainment, Ltd., a United Kingdom corporation, consists of 1,000 shares of common stock, par value (POUND)1.00 per share, of which two shares are issued and outstanding as of the date hereof and both of which are owned by RDI UbiComs Limited;



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

      WHEREAS, the authorized capital stock of RDI UbiComs Limited, a United Kingdom corporation, consists of 1,000 shares of common stock, par value (POUND)1.00 per share, of which a certain amount of shares are issued and outstanding as of the date hereof and all of which are owned by the Company;

      WHEREAS, the authorized capital stock of UbiComs EOOD, a Bulgarian corporation (each of UbiComs EOOD, UbiComs, Inc., NetComs USA, Inc., NetComs Entertainment, Inc. NetComs Europe, NetComs Entertainment, Ltd. and RDI UbiComs Limited is individually referred to hereinafter as a "Subsidiary," and collectively referred to hereinafter as the "Subsidiaries"), consists of a certain amount of shares of common stock, with a certain par value per share, of which a certain amount of shares are issued and outstanding as of the date hereof and all of which are owned by RDI UbiComs Limited;

      WHEREAS, each of the Management Stockholders owns the number of shares of Company Stock set forth opposite such Management Stockholder's name shown on Schedule A hereto, representing in the aggregate 62.49 percent of the issued and outstanding shares of capital stock of the Company;

      WHEREAS, each of the Non-Management Stockholders owns the number of shares of Company Stock set forth opposite such Non-Management Stockholder's name shown on Schedule B hereto, representing in the aggregate 37.51 percent of the issued and outstanding shares of capital stock of the Company;

      WHEREAS, the Stockholders are the sole stockholders of the Company, and as such, each Stockholder desires to sell, assign, transfer and convey to THINK all of each Stockholder's right, title and interest in and to the issued and outstanding shares of Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, it is the desire of UAC to purchase, obtain and acquire from the Stockholders all of each such individual's or entity's right, title and interest in and to all of the issued and outstanding shares Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the authorized capital stock of THINK consists of 50,000,000 shares of common stock, par value $.0001 per share (the "THINK Stock"), and 5,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), of which 7,528,668 shares of THINK Stock were issued and outstanding as of May 15, 1998 and no shares of Preferred Stock are issued and outstanding as of the date hereof;

      WHEREAS, the authorized capital stock of UAC consists of 1,000 shares of common stock, par value $.0001 per share ("UAC Stock"), of which 100 shares are issued and outstanding as of the date hereof;

      WHEREAS, the respective Boards of Directors of THINK, UAC and the Company deem it advisable and in the best interests of UAC and the Company and their


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

respective stockholders that the Company merge with and into UAC (the "Merger") pursuant to the terms of the Agreement and the applicable provisions of the laws of the State of Delaware;

      WHEREAS, the Stockholders are currently the only stockholders of the Company entitled to vote on the Merger and have unanimously voted in favor of the Merger; and

      WHEREAS, the Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                  ARTICLE I
                               TERMS OF MERGER

      1.1 MERGER. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall be merged with and into UAC and the Stockholders shall transfer and convey to UAC all of the Stockholders' right, title and interest in and to all of the issued and outstanding shares of Company Stock. The Stockholders hereby agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver to UAC certificates representing all of the issued and outstanding shares of Company Stock, and such delivery shall effect the cancellation of all of such Stockholders' shares of Company Stock, in exchange for the consideration described herein.

      1.2 MERGER CONSIDERATION. In consideration of and in exchange for all of the issued and outstanding shares of Company Stock as set forth in Section 1.1 above, THINK shall issue to the Stockholders shares of THINK Stock as follows (the "Purchase Price"):

            (a) INITIAL PAYMENT. At the Closing (as hereinafter defined), THINK shall issue to the Stockholders in the respective amounts set forth on Schedule 1.2(a) hereto, shares of THINK Stock having an aggregate value of $4,250,000 (less 10,000 shares of THINK Stock). The number of shares of THINK Stock issuable at the Closing shall be determined by subtracting (x) 10,000 from (y) the quotient obtained by dividing (a) $4,250,000 by (b) the average closing sale price per share of THINK Stock for the three (3) trading days immediately prior to the Closing Date (as hereinafter defined) as quoted by the Nasdaq National Market Systemsm ("Nasdaq") or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation.

            (b) ESCROW SHARES. Also at the Closing, THINK shall issue to the Stockholders additional shares of THINK Stock having an aggregate value of $4,250,000 (less 10,000 shares of THINK Stock) (the "Escrow Shares"), which shall be placed and held in Escrow (as hereinafter defined) pursuant to the terms set forth herein. The number of shares of THINK Stock issuable at the Closing to be placed and held in escrow shall be determined by subtracting (x)


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

10,000 from (y) the quotient obtained by dividing (a) $4,250,000 by (b) the average closing sale price per share of THINK Stock for the three (3) trading days immediately prior to the Closing Date as quoted by Nasdaq or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation.

            While held in Escrow, the Escrow Shares shall continue to be registered in the names of the Stockholders and, except for the rights of possession and sale and transfer, the Stockholders shall possess and may exercise all incidents of ownership and other rights pertaining to the Escrow Shares, including but not limited to the right to exercise any voting rights with respect to the Escrow Shares or to receive dividends or distributions thereon or with respect thereto.

            (c) SUBSEQUENT PAYMENTS OF PURCHASE PRICE. The balance of the Purchase Price, subject to the provisions herein relating to the Escrow Shares, shall be payable as follows:

                  (i) On January 15, 1999, THINK shall (A) cause to be released from Escrow and delivered to the Stockholders Escrow Shares having an aggregate value of $375,000 determined as of the Closing Date, and (B) issue to the Stockholders additional shares of THINK Stock having an aggregate value of $375,000 determined by dividing $375,000 by the average closing sale price per share of THINK Stock for the three (3) trading days immediately prior to January 15, 1999 as quoted by Nasdaq or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation;

                  (ii) On January 15, 2000, THINK shall (A) cause to be released from Escrow and delivered to the Stockholders Escrow Shares having an aggregate value of $750,000 determined as of the Closing Date, and (B) issue to the Stockholders additional shares of THINK Stock having an aggregate value of $750,000 determined by dividing $750,000 by the average closing sale price per share of THINK Stock for the three (3) trading days immediately prior to January 15, 2000 as quoted by Nasdaq or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation; and

                  (iii) On March 1, 2001, THINK shall (A) cause to be released from Escrow the Escrow Shares in accordance with Section 1.3, and (B) issue to the Stockholders additional shares of THINK Stock having an aggregate value of $4,875,000. The number of shares of THINK Stock issuable on such date pursuant to Section 1.3(c)(iii)(B) shall be determined by dividing $4,875,000 by the average closing sale price per share of THINK Stock for the three (3) trading days immediately prior to March 1, 2001 as quoted by Nasdaq or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation; PROVIDED, HOWEVER, that in the event that revenues for the Surviving Corporation for the year ended December 31, 1998 are less than $4,500,000, the payments of the Purchase Price referred to in Sections 1.2(c)(i) and 1.2(c)(ii) above shall be reduced in an amount to be agreed to in good faith by the parties hereto, PROVIDED that such amount shall be added to the payment of the Purchase Price referred to in Section 1.2(c)(iii).



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

      1.3   ESCROW SHARES.

            (a) At the Closing, the Escrow Shares shall be placed and held in escrow (the "Escrow") in accordance with the terms of an Escrow Agreement ("Escrow Agreement") by and among the parties hereto and Kirkpatrick & Lockhart LLP, as escrow agent (the "Escrow Agent"), a copy of which Escrow Agreement is attached hereto as Exhibit 1.3 and is incorporated herein by reference. The parties hereto acknowledge and agree that the execution of this Agreement by each of such parties constitutes their acceptance of the terms of the Escrow Agreement, and such Escrow Agreement shall become effective upon execution of this Agreement by the parties hereto and execution of the Escrow Agreement by the Escrow Agent. The parties hereto further acknowledge and agree that, subsequent to the Closing Date, the Escrow Shares shall be transferred from Kirkpatrick & Lockhart LLP, as Escrow Agent, to Continental Stock Transfer & Trust Company ("Continental"), which shall, upon such transfer and upon acceptance by Continental of such shares, replace Kirkpatrick & Lockhart LLP as the Escrow Agent and shall be substituted in all respects as the Escrow Agent under the terms of the Escrow Agreement.

            (b) The Escrow Shares that have not otherwise been released from Escrow pursuant to Section 1.2 shall be released from Escrow no later than March 1, 2001 as follows:

                  (i) The aggregate number of Escrow Shares to be released from Escrow in accordance with this Section 1.3(b) shall be equal to the number obtained by multiplying (A) the product of (x) the number of Escrow Shares that remain in Escrow as of the date of the calculations referred to in this Section 1.3(b) times (y) the percentage of Escrow Shares to be released to the Stockholders and additional shares of THINK Stock to be issued to the Stockholders, if any, as determined in accordance with Section 1.3(b)(ii), times
(B) the percentage of Escrow Shares to be released to the Stockholders and additional shares of THINK Stock to be issued to the Stockholders, if any, as determined in accordance with Section 1.3(b)(iii), which product shall equal the number of Escrow Shares to be released from Escrow to the Stockholders, with any remaining Escrow Shares being released to THINK; PROVIDED, HOWEVER, that in the event the number of Escrow Shares to be released from Escrow as determined pursuant to this Section 1.3(b) is greater than the number of shares that remain in Escrow as of such date, THINK shall issue to the Stockholders additional shares of THINK Stock in an amount equal to the difference between the number of shares of THINK Stock required to be delivered to the Stockholders pursuant to this Section 1.3 and the total number of Escrow Shares that remains in Escrow as of the date of such delivery.

                  (ii) CONSOLIDATED REVENUES. For purposes of determining the appropriate percentage to be utilized in determining pursuant to Section 1.3(b)(i) the number of Escrow Shares to be released to the Stockholders and the additional shares of THINK Stock to be issued to the Stockholders, if any, the following table sets forth the percentage of the Escrow Shares remaining as of the date of the calculation described in Section 1.3(b)(i) that, subject to adjustment based on the Surviving Corporation's Pretax Profit Margin (as defined), THINK shall cause to be released to the Stockholders and shall, if applicable, issue the Stockholders not later than March 1, 2001. The percentage of Escrow Shares to be received by the Stockholders shall be based on, among the other factors set forth in this Section 1.3, the Consolidated Revenues (as


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hereinafter  defined) of the Surviving  Corporation  for the  three-year  period ended December 31, 2000, and shall be determined as follows:

                                         The percentage of the Escrow Shares
    If the Surviving Corporation's       remaining in Escrow at the time of
    Consolidated Revenues for the      such calculation to be released to the
three-year period ended DECEMBER 31,      Stockholders and, if applicable,
              2000 ARE:                 ISSUED TO THE STOCKHOLDERS SHALL BE:

                 ($)                                     (%)

         Less than 15,000,000                             0

        15,000,000-15,999,999                            50

        16,000,000-16,999,999                            55

        17,000,000-17,999,999                            60

        18,000,000-18,999,999                            65

        19,000,000-19,999,999                            70

        20,000,000-20,999,999                            75

        21,000,000-21,999,999                            80

        22,000,000-22,999,999                            85

        23,000,000-23,999,999                            90

        24,000,000-24,999,999                            95

        25,000,000-25,999,999                            100

        26,000,000-26,999,999                            105

        27,000,000-27,999,999                            110

        28,000,000-28,999,999                            115

        29,000,000-29,999,999                            120

        30,000,000-30,999,999                            125

        31,000,000-31,999,999                            130

        32,000,000-32,999,999                            135

        33,000,000-33,999,999                            140



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

        34,000,000-34,999,999                            145

         35,000,000 or higher                            150

      For purposes of this Section 1.3, "Consolidated Revenues" shall mean all fees, commissions and compensation earned by the Surviving Corporation excluding commissionable media and production costs.

                  (iii) PRETAX PROFIT MARGIN. For purposes of determining the appropriate percentage to be utilized in determining pursuant to Section 1.3(b)(i) the number of Escrow Shares to be released to the Stockholders and the additional shares of THINK Stock to be issued to the Stockholders, if any, the following table sets forth the percentage of the Escrow Shares remaining as of the date of the calculation described in Section 1.3(b)(i) that THINK shall cause to be released to the Shareholders and shall, if applicable, issue to the Stockholders not later than March 1, 2001. The percentage of Escrow Shares to be received by the Stockholders shall be based on, among the other factors set forth in this Section 1.3, the Pretax Profit margin of the Surviving Corporation for the year ended December 31, 2000, and shall be determined as follows:

                                          The percentage of the Escrow Shares
    If the Surviving Corporation's        remaining in Escrow at the time of
         Pretax Profit Margin           such calculation to be released to the
 FOR THE YEAR ENDED DECEMBER 31, 2000   Stockholders and, if applicable, TO BE
                  is:                    ISSUED TO THE STOCKHOLDERS SHALL BE:

                  ($)                                     (%)

            Less than 3.000                                0
              3.000-3.999                                 75

              4.000-4.999                                77.5

              5.000-5.999                                 80

              6.000-6.999                                82.5

              7.000-7.999                                 85

              8.000-8.999                                87.5

              9.000-9.999                                 90

             10.000-10.999                               92.5

             11.000-11.999                                95

             12.000-12.999                               97.5



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

             13.000-13.999                                100

             14.000-14.999                               102.5

             15.000-15.999                                105

             16.000-16.999                               107.5

             17.000-17.999                                110

             18.000-18.999                               112.5

             19.000-19.999                                115

             20.000-20.999                               117.5

             21.000-21.999                                120

             22.000-22.999                               122.5

            23.000 or above                              125

      For purposes of this Section 1.3, "Pretax Profit Margin" shall mean the Surviving Corporation's pretax profit margin after interest, depreciation, amortization, and other non-cash charges, and including the Surviving Corporation's pro rata portion of THINK's general overhead expense, which shall not exceed three percent (3%) of the Surviving Corporation's Consolidated Revenues.

      1.4 EFFECTIVE TIME OF MERGER. Subject to the terms and conditions of this Agreement, the certificate of merger, in substantially the form of Exhibit 1.4 (the "Certificate of Merger"), required by Section 251 of the Delaware General Corporation Law ( the "DGCL") shall be duly executed and acknowledged by the Constituent Corporations (as hereinafter defined) and thereafter delivered to the Secretary of the State of Delaware for filing pursuant to the DGCL, on the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger with the Secretary of the State of Delaware (the "Merger Documents").

      1.5   EFFECTS OF THE MERGER.

            (a) At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into UAC (UAC and the Company are sometimes referred to herein as the "Constituent Corporations" and UAC is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of UAC as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of UAC as in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Corporation.



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

            (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, UAC as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in UAC as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall thenceforth attach to UAC as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

      1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of UAC immediately prior to the Effective Time shall continue be the directors and officers of UAC as the Surviving Corporation until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of UAC.

      1.7 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Stock, shares of THINK Stock or shares of UAC Stock:

            (a) THINK STOCK. Each issued and outstanding share of THINK Stock shall continue to be issued and outstanding and shall not be affected by the Merger.

            (b) UAC STOCK. Each issued and outstanding share of capital stock of UAC shall continue to be issued and outstanding and shall not be affected by the Merger.

            (c) CONVERSION OF COMPANY STOCK. Each share of Company Stock issued and outstanding as of the Effective Time shall be converted into shares of THINK Stock as set forth on Schedule 1.2(a) hereto. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of THINK Stock to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to THINK at the Closing.

      1.8 RESTRICTIONS ON RESALE OF THINK STOCK. The shares of THINK Stock received by the Stockholders pursuant to this Agreement may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemption therefrom, and the certificates representing such shares shall contain an appropriate legend to that effect.



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

      1.9 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization under Section 368(a)(2)(D) of the Code. Unless required by a final determination of the Internal Revenue Service (or other governing body having jurisdiction over these matters) or a court of competent jurisdiction, the parties shall not take any position on any subsequently filed tax return inconsistent with this section. The parties hereby agree to comply with the reporting requirements of Treasury Regulation ss.1.368-3.

      (a) In furtherance of the foregoing, THINK hereby represents, warrants and covenants as follows:

            (i) Prior to the transaction, THINK will be in control of UAC within the meaning of section 368(c)(1) of the Code.

            (ii) THINK has no plan or intention to reacquire any of its stock issued in the transaction.

            (iii) THINK has no plan or intention to liquidate UAC; to merge UAC with or into another corporation; or to sell or otherwise dispose of the assets of UAC except for dispositions made in the ordinary course of business or transfers described in ss.368(a)(2)(D) of the Code.

            (iv) THINK has no plan or intention to issue shares of UAC Stock in the transaction.

      (b) In addition, the Company hereby represents, warrants and covenants as follows:

            (i) There is no plan or intention by the Stockholders who own one percent or more of the Company Stock, and to the best of the knowledge of the management of the Company, there is no plan or intention on the part of the remaining Stockholders to sell, exchange, or otherwise dispose of a number of shares of THINK Stock received in the transaction to THINK or to persons related (as defined in Treasury Regulation ss.1.368-1(e)(3)) to THINK that would reduce the Stockholders' ownership of THINK Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding shares of Company Stock as of the same date. For purposes of this representation, shares of the Company Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of THINK Stock will be treated as outstanding Company stock on the date of the transaction. Moreover, shares of the Company stock and shares of THINK stock held by the Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

            (ii) At the time of the transaction, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire Company Stock that, if exercised or converted, would affect THINK's acquisition or retention of control of the Company, as defined in section 368(c)(1) of the Code.

            (iii) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(a) of the Code.

            (iv) On the date of the transaction, the fair market value of the assets of the Company transferred to UAC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

            (v)  The   liabilities  of  the  Company  assumed  by  UAC  and  the
liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

      (c) In addition, UAC hereby represents, warrants and covenants as follows:

            (i) Following the transaction, UAC will hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by UAC to dissenters, amounts paid by UAC to Company shareholders who receive cash or other property, amounts used by UAC to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the transaction.

            (ii) Following the transaction, UAC will continue the Company's historic business or use a significant portion of the Company's historic business assets in its business.

      (d) Each of THINK, UAC, and the Company hereby represents, warrants and covenants as follows:

            (i) The fair market value of the THINK Stock and other consideration received by each Stockholder will be approximately equal to the fair market value of the Company Stock surrendered in the exchange.

            (ii) THINK, UAC, the Company, and the Stockholders will pay their respective expenses, if any, incurred in connection with the transaction.

            (iii) There is no intercorporate indebtedness existing between THINK and the Company or between UAC and the Company that was issued, acquired, or will be settled at a discount.

            (iv) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

      1.10 REGISTRATION RIGHTS OF STOCKHOLDERS. For a period of one (1) year following each initial issuance by THINK of shares of THINK Stock pursuant to
Section 1.2, in the event that THINK proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), for sale (including sales by persons other than THINK) within such one-year period (other than registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of THINK Stock owned by the Stockholders), THINK shall notify the Stockholders of such registration in writing at least ten (10) days prior to the filing of such registration statement (the "Piggyback Notice"). Upon the written request of Stockholders owning at least fifty percent (50%) of the THINK Stock to be received by the Stockholders under this Agreement, which request shall be given within twenty
(20) days after receipt of such Piggyback Notice from THINK, THINK shall cause to be included in the registration statement (the "Registration Statement") filed under the Securities Act up to that number of shares of THINK Stock owned by the Stockholders resulting from: (a) dividing the number of shares of THINK Stock owned by the Stockholders by (b) the aggregate number of shares of THINK Stock owned by the persons or entities whose shares of THINK Stock are being included in the Registration Statement multiplied by (c) the number of shares of THINK Stock being registered for resale by such persons or entities (the "Registrable Stock"); PROVIDED, HOWEVER, that in no event shall THINK be required to include in the Registration Statement more than twenty percent (20%) of the shares of THINK Stock owned by the Stockholders and THINK shall have no registration obligation hereunder or otherwise if the proposed Registration Statement relates to an underwritten offering by THINK and the managing underwriter of the subject offering has expressed its objection to the same to THINK; PROVIDED, HOWEVER, that there shall be included in such underwritten offering that amount of shares of Registrable Stock the Stockholders or such other person or persons entitled to participate therein that in the opinion of such underwriter can be sold in such offering, with such shares of Registrable Stock being allocated pro rata among the holders of shares of Registrable Stock to be sold on the basis of the number of shares of Registrable Stock to be registered; PROVIDED, HOWEVER, that such pro rata allocation shall not affect the number of shares being offered by THINK in any such offering. Inclusion of any of a Stockholder's shares of THINK Stock in a Registration Statement pursuant hereto shall be deemed to fulfill THINK's obligations hereunder with respect to such Stockholder. Notwithstanding the foregoing, the Escrow Shares shall not be subject to the registration rights described in this Section 1.11 unless and until such Escrow Shares are released to the Stockholders pursuant to
Section 1.3 herein.

                                  ARTICLE II
                                   CLOSING

      2.1 DATE AND TIME OF CLOSING. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June 27, 1998 at 10:00 a.m. (eastern daylight savings time) at the law offices of Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto (the "Closing Date").

      2.2 CLOSING DOCUMENTS. Upon fulfillment of the conditions set forth herein, on the Closing Date, the parties hereto shall cause the Merger Documents to be filed as contemplated in Section 1.4 hereof and each party hereto will execute and deliver to the other parties here to such other documents and instruments as are contemplated herein.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MANAGEMENT STOCKHOLDERS. As of the date hereof and as of the Closing Date, the Company and the Management Stockholders, jointly and severally, except as specifically provided herein, represent and warrant to THINK and UAC as follows:

            (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Company and by each of the Management Stockholders. The Company has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an officer of the Company on its behalf and, assuming that this Agreement is the valid and binding obligation of THINK, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Management Stockholder severally represents and warrants that he or she has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly executed and validly delivered by him or her and that this Agreement is the valid and binding obligation of such Management Stockholder, enforceable against each such Management Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b)  ORGANIZATION;   SUBSIDIARIES.  Each  of  the  Company  and  the
Subsidiaries set forth on Schedule 3.1(b) hereto is a corporation duly organized, validly existing and in good standing (other than NetComs USA, Inc. and NetComs Entertainment, Inc.) under the laws of the jurisdiction of its incorporation. Each of the Company and the Subsidiaries has the corporate power and authority to own and lease its respective properties and assets and to carry on its respective business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company or any of the Subsidiaries ("Material Adverse Effect"). Each of the transactions pursuant to which the Company acquired all of the outstanding capital stock of a Subsidiary, and each transaction pursuant to which a Subsidiary changed its name or domicile, was duly authorized by each party's respective boards of directors and shareholders, and was consummated in accordance with the laws of the applicable jurisdictions of incorporation of the entities involved in such transaction. Set forth on Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which each of the Company and the Subsidiaries is qualified to do business. The Company has no other business, organizational, corporate or other activities, assets, liabilities, obligations, or involvement with any other business, organizational or corporate activities of other entities other than owning, directly or indirectly, 100% of the stock of each of the Subsidiaries.

            (c) CAPITALIZATION. The number of authorized, issued and outstanding shares of capital stock of the Company and each Subsidiary as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock and outstanding shares of capital stock of each Subsidiary ("Subsidiary Stock") have been duly authorized, validly issued and are fully paid and non-assessable. Each Management Stockholder hereby severally represents and warrants that he or she is the sole legal and beneficial owner of the number of shares of Company Stock as set forth in Schedule A to this Agreement. Each Management Stockholder hereby severally represents and warrants that the issued and outstanding shares of Company Stock owned by such Management Stockholder, as well as the shares of Subsidiary Stock, are owned by the Company free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. All of the issued and outstanding shares of capital stock of the Subsidiaries are owned by the Company or a direct subsidiary of the Company. Neither the Company nor any Subsidiary has issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). There are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock subject hereto or the Subsidiary Stock, or any of the unissued shares of capital stock of the Company or any Subsidiary, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company or any Subsidiary which shall not terminate as of the Closing. On or prior to the date hereof, all outstanding stock option awards issued pursuant to the Red Dot Interactive Incorporated 1997 Equity Incentive Plan ("Red Dot Plan"), which was assumed by the Company in connection with the Company's acquisition of Red Dot Interactive Incorporated have been terminated in accordance with the provisions of the Red Dot Plan. Also set forth on Schedule 3.1(c) is a complete and accurate description of the organizational structure of the Company and the Subsidiaries, including a complete and accurate description of the ownership of the Company and the Subsidiaries.

            (d) FINANCIAL STATEMENTS. The Company has delivered to THINK certain financial statements of the Company and each Subsidiary (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements"), as set forth on Schedule 3.1(d) hereto, accompanied by the corresponding relevant opinions and reports, if any, of the Company's and each Subsidiary's independent auditors as of the same dates and for the same periods. The Financial Statements present fairly, in all material respects, the financial position of the Company and each Subsidiary as of the respective dates indicated and the results of operations and cash flows of the Company for the respective periods indicated.

            (e) OWNED REAL PROPERTY. Neither the Company nor any Subsidiary owns, nor does it have any interest in, any real property other than the leased real property described below.

            (f) LEASED REAL PROPERTY; TENANCIES. Set forth on Schedule 3.1(f) hereto is a true, correct and complete list of all of the leases and subleases (the "Real Property Leases") with respect to real property leased by the Company or any Subsidiary as lessee and used in the conduct of its business or otherwise (the "Leased Real Property"). Also set forth on Schedule 3.1(f) is a true, correct and complete list of the monthly or annual rental payments due thereunder as of the date hereof and the expiration dates thereof. The Company has delivered to THINK true, correct and complete copies of each of the Real Property Leases. Except as set forth on Schedule 3.1(f), neither the Company nor any Subsidiary is required pursuant to the provisions of any of the Real Property Leases (or otherwise) to obtain the consent of any lessor with respect to the Leased Real Property prior to or in connection with consummation of the transactions contemplated hereby. Neither the Company, any Subsidiary nor, to the Company's or the Management Stockholders' knowledge, any third party is in default under any of the Real Property Leases. There are no subleases or subtenancies for any part of the Leased Real Property that shall remain in effect after the Closing Date and there is no third party which has any right to purchase, use or otherwise possess all or any part of the Leased Real Property.

            (g) TITLE. Each of the Company and the Subsidiaries: (i) holds a valid and enforceable leasehold interest in the Leased Real Property; and (ii) owns good and marketable title to all of the assets and properties reflected on the balance sheet of the respective Financial Statements or purchased by the Company or the Subsidiaries after the date thereof, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof. The Leased Real Property is leased free of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements; (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company or a Subsidiary in good faith which, if and when imposed and/or determined adversely to the Company or the Subsidiaries, would not have a Material Adverse Effect on the Company or the Subsidiaries; (C) for liens imposed by law for sums not yet due or which are being contested by the Company or a Subsidiary in good faith which, if and when imposed and/or determined adversely to the Company or the Subsidiaries, would not have a Material Adverse Effect on the Company or the Subsidiaries; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract from the value of the Leased Real Property subject thereto or which do not impair the operations of the Company or the Subsidiary or affect the present use of the Leased Real Property or otherwise constitute a Material Adverse Effect. There is no condemnation or eminent domain proceeding pending or, to the Company's or the Management Stockholders' knowledge, threatened against the Leased Real Property (or any part thereof). Neither the Company nor any
Subsidiary has made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Leased Real Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever nor is there any proceeding pending or, to the Company's or the Management Stockholders' knowledge, threatened which could adversely affect the zoning classification relating to such property or its use by the Company and/or any of the Subsidiaries as of the date hereof. The assets reflected on the balance sheet of the Financial Statements and those purchased by the Company and/or any of the Subsidiaries after the date of the most recent Financial Statement, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements; (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company or a Subsidiary in good faith which, if and when imposed and/or determined adversely to the Company or the Subsidiaries, would not have a Material Adverse Effect on the Company or the Subsidiaries; (C) for liens imposed by law for sums not yet due or which are being contested by the Company or a Subsidiary in good faith which, if and when imposed and/or determined adversely to the Company or the Subsidiaries, would not have a Material Adverse Effect on the Company or the Subsidiaries; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of the Company or the Subsidiary in any material respect or affect the present use of the assets in any material respect. Neither the Company nor any Subsidiary has made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Company's or any Subsidiary's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the Company's or the Management Stockholders' knowledge, threatened which could adversely affect any asset owned or used by the Company or the Subsidiary as of the date hereof.

            (h) CONDITION OF ASSETS. The Real Property Leases and all other documents and agreements pursuant to which the Company and/or any of the Subsidiaries have obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of the Company and/or any of the Subsidiaries are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Company, any Subsidiary or, to the knowledge of the Company and the Management Stockholders, any third party, which could: (i) have a Material Adverse Effect on the Company or any Subsidiary; or (ii) materially adversely affect any of their respective uses of the Leased Real Property or the title to their respective assets. To the Company's and each Stockholders' knowledge, neither the Company nor any Subsidiary is in violation of and the Company and the Subsidiaries have each complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Leased Real Property or any other assets, except where the failure to comply would not have a Material Adverse Effect. The Company's and each Subsidiary's use of any improvements for the purposes for which any of the Leased Real Property or assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order, except where such violation would not have a Material Adverse Effect. The Company and each of the Subsidiaries possess all licenses, certificates of occupancy, permits and authorizations required to be obtained by the Company and the Subsidiaries with respect to the Company's and each Subsidiary's operation and maintenance of the Leased Real Property or assets for all uses for which such property is or assets are operated or used by the Company and/or any of the Subsidiaries as of the date hereof, except where the failure to do so would not have a Material Adverse Effect on the Company or any of the Subsidiaries. All of the Leased Real Property and assets (whether owned or leased by the Company or the Subsidiaries) are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Company or the Subsidiaries.

            (i)   INTELLECTUAL PROPERTY.

                  (i) Schedule 3.1(i) hereto sets forth a true, correct and complete list (including where applicable, the date of registration and the serial or registration number) of all registered and unregistered trademarks, service marks and trade names (including any applications for the same), trade secrets, registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Company or any of the Subsidiaries (collectively, the "Intellectual Property"). With respect to each of the foregoing items, there is listed on Schedule 3.1 (i) hereto the following: (A) the extent of the Company's and each Subsidiary's interest therein; (B) each agreement and all other documents evidencing the Company's and/or the Subsidiaries' interest therein; (C) the extent of the interest of any third party therein; and (D) each agreement and all other documents evidencing the interest of any third party therein.

                  (ii) Except as otherwise set forth on Schedule 3.1(i) hereto, the Company's and each Subsidiary's right, title or interest in the Intellectual Property is free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind whatsoever.


                  (iii) To the Company's and each Management Stockholder's knowledge, neither the Company nor any Subsidiary has committed any acts of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Company or any Subsidiary misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.


                  (iv) Neither the Company nor any Subsidiary has sent or otherwise communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Company or any Subsidiary any knowledge of, any present, impending or threatened infringement upon any of the Intellectual Property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition by any other person or entity.

            (j) ACCOUNTS RECEIVABLE. Schedule 3.1(j) hereto sets forth a true, correct and complete list of the Company's and each Subsidiary's accounts receivable (the "Accounts Receivable") as of April 30, 1998. Such schedule accurately, correctly and completely reflects the Accounts Receivable as of such date. The Accounts Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the respective account debtors thereunder, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect. There is no contest, claim or right of set-off contained in any written agreement with any account debtor relating to the amount or validity of any Account Receivable. The reserves (if any) for doubtful accounts reflected in the Financial Statements are consistent with past practices of the Company or its relevant Subsidiary.

            (k) ACCOUNTS PAYABLE. Schedule 3.1(k) hereto sets forth a true, correct and complete list of the Company's and each Subsidiary's accounts payable (the "Accounts Payable") as of April 30, 1998. Such schedule accurately, correctly and completely reflects the aggregate amount of Accounts Payable as of such date. Prior to the Closing Date, all outstanding Accounts Payable will have been paid by the Company or the Subsidiaries as the case may be in a manner consistent with past practice.

            (l) ABSENCE OF UNDISCLOSED LIABILITIES. Other than as set forth on the Financial Statements, neither the Company nor any of the Subsidiaries has had nor do they have any indebtedness, loss or liability of any nature whatsoever (other than as incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Company's or such Subsidiary's business or the assets, or the operations, prospects, earnings or condition (financial or otherwise) of the Company or of any Subsidiary.

            (m)  ABSENCE  OF CERTAIN  CHANGES OR EVENTS.  Except as set forth on
Schedule 3.1(m) and except as expressly set forth in this Agreement, neither the Company nor any Subsidiary has, after April 1, 1998:

                  (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same other than to the Stockholders;

                  (ii) except as may be set forth on Schedule 3.1(m)(ii), amended its articles or certificate of incorporation or bylaws;

                  (iii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Company and the Subsidiaries;

                  (iv)  entered  into  any  material   transaction  in  any  way
inconsistent with the past practices of its business or conducted its business in any manner inconsistent with its past practices;

                  (v) incurred any damage, destruction or any other loss to any of its property or assets in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) whether or not covered by insurance;

                  (vi) suffered any loss in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) and, neither the Company, any Subsidiary nor the Management Stockholders has become aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with the Company or any Subsidiary, the loss or discontinuance of which, alone or in the aggregate, could have a Material Adverse Effect on the Company or any Subsidiary;

                  (vii) modified, amended or altered any contractual arrangement with any client, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a Material Adverse Effect on the Company or any Subsidiary;

                  (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Company or any Subsidiary;

                  (ix) experienced any material adverse change in the Company's or any Subsidiary's business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company or any Subsidiary or experienced or have knowledge of any event which could have a Material Adverse Effect on the Company or any of the Subsidiaries;

                  (x) declared, set aside (other than Subchapter S distributions to the Stockholders that have been set aside in accordance with this Agreement) or paid any dividend or other distribution in respect of the capital stock of the Company or any Subsidiaries;

                  (xi) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                  (xii) granted, conveyed, transferred, assigned or made any sale of Accounts Receivable or any accrual of liabilities outside of the ordinary course of its business;

                  (xiii) granted, conveyed, transferred, assigned or made any sale of any material interest in any of the Intellectual Property;

                  (xiv) purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its property or assets, except in the ordinary course of business;

                  (xv) increased the rate of compensation payable or to become payable to the officers or employees of the Company or any of the Subsidiaries, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees except for increases consistent with the Company's or Subsidiary's ordinary course of business or increases resulting from the application of existing formulas under existing plans, agreements or policies relating to employee compensation:

                  (xvi)  adopted or amended any  collective  bargaining,  bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees, except as otherwise required or permitted herein; or

                  (xvii) changed any material accounting principle, procedure or practice followed by the Company or any of the Subsidiaries or changed the method of applying such principle, procedure or practice.

            (n) AGREEMENTS. Set forth on Schedule 3.1(n) hereto is a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of the Company and/or any of the Subsidiaries, including without limitation, those to which the Company or any Subsidiary is a party and those by which any of its property or assets are bound (collectively, the "Material Agreements"). Copies of all such Material Agreements have heretofore been delivered or made available by the Company to THINK. Other than as set forth on Schedule 3.1(n) and 3.1(f), there is no contract, agreement or other instrument to which the Company, any Subsidiary or any Management Stockholder is a party or which affects the assets, liabilities or outstanding securities of the Company or any of the Subsidiaries, which is material to the business, assets or operations of the Company or any of the Subsidiaries. None of the foregoing agreements limits the freedom of the Company or any of the Subsidiaries to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

            Neither the Company, the Subsidiaries, the Management Stockholders (each severally and not jointly), nor any third party is in material default and no event has occurred which, with notice or lapse of time or both, could cause or become a material default by the Company, any of the Subsidiaries, the Management Stockholders or any third party, under any Material Agreement. To the best of the Company's and the Management Stockholders' knowledge, each Material Agreement is enforceable in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (o) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Company and each of the Management Stockholders, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the articles or certificate of incorporation or bylaws of the Company or any of the Subsidiaries; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets, which are material to the business or operation of the Company or any of the Subsidiaries, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company or any Subsidiary is a party or by which it or any of such property or assets are bound, the effect of which violation, acceleration, creation or imposition could have a Material Adverse Effect on the Company or any Subsidiary; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company or any Subsidiary or any Management Stockholder is subject or by which any of their respective properties or assets may be bound, the effect of any of which violation or conflict could have a Material Adverse Effect on the Company or the Subsidiaries, or violate or conflict with any agreement or contract to which any Management Stockholder is a party; or (iv) constitute an event permitting termination by a third party of any agreement to which the Company, any Subsidiary or any Management Stockholder is a party or is subject, which termination could have a Material Adverse Effect on the Company or the Subsidiaries. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body either inside or outside the United States of America is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby.

            (p) EMPLOYEE BENEFIT PLANS. Schedule 3.1(p) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company or any Subsidiary (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the Company's or the Management Stockholders' knowledge, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Company or any Subsidiary. All reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. Neither the Company nor any Subsidiary has had and does not now have any Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does the Company or any Subsidiary contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

            (q) LABOR RELATIONS. There are no agreements with, or, to the Company's and Management Stockholders' knowledge, pending petitions for recognition of, any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company or the Subsidiaries and no such petition has been pending at any time during the two years prior to the date hereof. To the Company's or the Management Stockholders' knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company or of any of the Subsidiaries as its exclusive bargaining agent at any time during the two years prior to the date hereof. There are no labor strikes, work stoppages or other labor disputes now pending or, to the Company's and Management Stockholders' knowledge, threatened against the Company or any of the Subsidiaries, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time during the two years prior to the date hereof. Neither the Company nor any of the Management Stockholders has any knowledge that any executive, key employee or any group of employees of the Company or of any of the Subsidiaries has any plans to terminate his/her employment with the Company or the applicable Subsidiary.

            (r) INSURANCE. Schedule 3.1(r) hereto sets forth a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the respective businesses of the Company and the Subsidiaries as of the date hereof. The coverage under each such policy and binder is in full force and effect. Neither the Company nor any of the Management Stockholders has knowledge of, nor has the Company or any of the Management Stockholders received any notice of cancellation, termination, nonrenewal or disallowance of, any claim thereunder or with respect thereto. Neither the Company nor any of the Management Stockholders has knowledge of any claim against the Company or any of the Subsidiaries relating to the applicable business, assets, properties or operations which could increase the insurance premiums payable by the Company or any of the Subsidiaries under such policy or binder in excess of normal increases consistent with industry practices.

            (s) TAX MATTERS. The Company and each Subsidiary has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents (collectively, the "Tax Returns") relating to taxes required to be filed by the Code or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the Company and each Subsidiary for foreign, federal and state income and business tax purposes currently ends on a certain date of each year. All taxes shown on any Tax Return required to be filed with respect to the Company and any of the Subsidiaries for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing. The Company and the Subsidiaries have heretofore delivered to THINK all Tax Returns filed on their respective behalves for the fiscal years ended on such date in 1993, 1994, 1995, 1996 and 1997. The Company and the Subsidiaries have fully accrued on their respective books all taxes for any periods which are not yet due. No tax liens have been filed, and no material claims have been or are being asserted or, to the Company's or the Management Stockholders' knowledge, threatened against the Company or any Subsidiary with respect to any taxes. No Tax Returns of the Company or any of the Subsidiaries have been audited in the past five (5) years by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Company or any Subsidiary which have not been paid or accrued, and neither the Company nor any Subsidiary has waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms. There are no suits, actions, proceedings, claims or investigations now pending against the Company or any of the Subsidiaries with respect to any taxes. The Company and the Subsidiaries have withheld or collected from each payment made to each of their respective employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Company and the Subsidiaries have timely paid or accrued and reported the same in respect of their respective employees, consultants, contractors and other payees to the proper tax receiving offices. Neither the Company nor any Subsidiary has any liability for any taxes of any nature whatsoever other than as shown on the Financial Statements (except for liabilities for taxes accruing after the date of such Financial Statement in the ordinary course of business) and neither the Company nor any of the Management Stockholders is aware of any basis for any additional liabilities for taxes for any Pre-Closing Tax Period. The reserve for accrued but unpaid taxes for the period ending December 31, 1997, includes adequate provision for all taxes which have been assessed or which will be due and payable by the Company and any of the Subsidiaries for all Pre-Closing Tax Periods. The Company has not filed any state or local tax returns on a unitary or combined basis with any other member of an affiliated group, as such term is defined in Section 1504 of the Code.

            The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, and other assessments, including, without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties. or additions attributable thereto.

            (t) COMPLIANCE WITH APPLICABLE LAW. The Company and each Subsidiary has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations applicable to the business, except where the failure to comply with which would not have a Material Adverse Effect on the Company or any of the Subsidiaries or which would subject any officer or director of the Company or of any of the Subsidiaries to civil or criminal penalties or imprisonment. The Company and each Subsidiary has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a Material Adverse Effect on the Company or any of the Subsidiaries. Neither the Company nor any of the Management Stockholders has any knowledge of or received any notice of violation of any such rule or regulation during the five (5) years prior to the date hereof which could result in any liability of the Company or of any of the Subsidiaries for penalties or damages or which could subject the Company or any Subsidiary to any injunction or government writ, order or decree. To the Company's and the Management Stockholders' knowledge, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or any Subsidiary, except where the failure to do so would not have a Material Adverse Effect on the Company or any Subsidiary.

            (u) LITIGATION. Except as set forth on Schedule 3.1(u) hereto, there is no action, suit, proceeding or investigation pending or, to the Company's or the Management Stockholders' knowledge, threatened, which could restrict the Company's or the Management Stockholders' ability to perform its or their respective obligations hereunder or could have a Material Adverse Effect on the Company or any of the Subsidiaries. Neither the Company, any of the Management Stockholders, nor any Subsidiary is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a Material Adverse Effect on the Company or any Subsidiary.

            (v) PERMITS. The Company and the Subsidiaries hold all permits, licenses, orders and approvals of all foreign, federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Company's and each Subsidiary's respective businesses as currently conducted, except where the failure to do so would not have a Material Adverse Effect on the Company or any of the Subsidiaries. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the transactions contemplated by this Agreement. Neither the Company nor any of the Management Stockholders has knowledge of or received any notice of violation of any of such rules or regulations during the five (5) years prior to the date hereof which would result in any liability of the Company or any Subsidiary for penalties or damages or which would subject the Company or any Subsidiary to any injunction or governmental writ, order or decree.

            (w) UNLAWFUL  PAYMENTS.  Neither the Company,  any  Subsidiary,  the
Management  Stockholders,   nor  any  officer,  director,   employee,  agent  or
representative of the Company or any Subsidiary has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company or any Subsidiary, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

            (x) WARRANTIES. Except as required or implied by federal or state law or as otherwise disclosed on Schedule 3.1(x) hereto, neither the Company nor any Subsidiary has made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

            (y) OFFICERS, DIRECTORS AND EMPLOYEES. Schedule 3.1(y) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of the Company and the Subsidiaries as of the date hereof, including their respective names, titles and salaries. The Company and the Subsidiaries have also provided true, correct and complete copies of any employment agreements between the Company or any of the Subsidiaries (as applicable) and any of the foregoing officers, directors and employees of the Company or any of the Subsidiaries (as applicable) in effect as of the date hereof.

            (z) LOANS TO OR FROM AFFILIATES. Except as set forth on Schedule 3.1(z) hereto, there exist no outstanding loans by the Company or any of the Subsidiaries to any current or former officer, director, employee, consultant or stockholder of the Company or any of the Subsidiaries or any affiliate of any of the foregoing. There are no outstanding loans to the Company or any Subsidiary by any current or former officer, director, employee, consultant or stockholder of the Company or any of the Subsidiaries.

            (aa)  BOOKS AND RECORDS.

                  (i) The books of account and other financial records of the Company and the Subsidiaries are complete and correct and have been maintained in accordance with good business practices.

                  (ii) All material corporate action of the Company's and each Subsidiary's board of directors (including any committees) and stockholders of the Company and each Subsidiary since the Company's and each Subsidiary's respective dates of incorporation has been authorized, approved and/or ratified in the minute books of the Company or the applicable Subsidiary.

            (bb) BANK ACCOUNTS. Set forth on Schedule 3.1(bb) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which the Company or any of the Subsidiaries (as applicable) maintain any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1 (bb) includes a true, correct and complete list of each credit or loan facility or guaranty established and/or maintained by or on behalf of the Company and any of the Subsidiaries, including the amounts available to the Company and the applicable Subsidiaries under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

            (cc) SOLVENCY OF THE COMPANY AND THE SUBSIDIARIES. Since its formation and through the Closing Date, the Company and each Subsidiary has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that: (i) the fair saleable value of the Company's and each Subsidiary's property is in excess of the total amount of its respective debts; and (ii) the Company and the Subsidiaries are able to pay their respective debts as they mature.

            (dd) INVESTMENT PURPOSE. Each Management Stockholder represents that such Management Stockholder is acquiring and will acquire, as the case may be, the shares of THINK Stock issuable to him or her pursuant hereto solely for his or her own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act of 1933, as amended. Each Management Stockholder understands that such shares of THINK Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Each Management Stockholder hereby agrees, severally and not jointly, that he or she will not sell, assign, transfer, pledge or otherwise convey any of the shares of the THINK Stock issuable to him or her pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

            (ee) AGREEMENTS WITH AFFILIATES. Except as set forth on Schedule 3.1(ee) hereto, neither the Company nor any Subsidiary is a party to any instrument, license, lease or other agreement, written or oral, with any officer, director or stockholder of the Company or any of the Subsidiaries.

            (ff) ACCURACY OF INFORMATION FURNISHED. The Company and the Management Stockholders (severally and not jointly with respect to those statements, representations and warranties made severally and not jointly by such Management Stockholders) represent, warrant and covenant that no statement by the Company and/or the Management Stockholders set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Company or the Management Stockholders pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            (gg) HART-SCOTT-RODINO FILING. The Stockholders, are the beneficial owners of 100% of the outstanding securities of the Company. No persons other than the Stockholders have the contractual right to designate the directors of the Company. Other than his or her interest in the Company, no Stockholder, directly or indirectly, (a) owns beneficially or of record 50% or more of the outstanding voting securities of any other entity; (b) has the right to 50% or more of (i) the profits or (ii) the assets upon dissolution, of any other entity; and (c) has the contractual right to designate 50% or more of the directors of any other entity. Neither the Company nor any of the Stockholders is "engaged in manufacturing" for purposes f the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended (the "HSR Act"), and the regulations promulgated thereunder. The "total assets" of each Stockholder individually, as the ultimate parents of the Company, calculated in accordance with the HSR Act and the regulations promulgated thereunder, are less than $10 million as of the Closing Date.

            (hh) INVESTOR STATUS. Set forth on Schedule 3.1(hh) hereto is a list of all of the Management Stockholders receiving shares of THINK Stock in connection with the transactions contemplated herein. Also set forth on such
Schedule 3.1(hh) is a listing of each such Management Stockholder's country of residence and whether each such Management Stockholder is an Accredited Investor, as that term is defined in Regulation D under the Securities Act, or a non-Accredited Investor.

      3.2 REPRESENTATIONS AND WARRANTIES OF NON-MANAGEMENT STOCKHOLDERS. As of the date hereof and as of the Closing Date, each Non-Management Stockholder represents and warrants to THINK and UAC, severally and not jointly, as follows:

            (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Non-Management Stockholders. Each Non-Management Stockholder represents and warrants that he or she has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly executed and validly delivered by him or her and that this Agreement is the valid and binding obligation of such Non-Management Stockholder, enforceable against such Non-Management Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) TITLE TO SHARES. Each Non-Management Stockholder hereby represents and warrants that he, she or it is either the sole legal or the sole beneficial owner of the shares of the Company Stock as set forth in Schedule B to this Agreement. Each Non-Management Stockholder hereby represents and warrants that the issued and outstanding shares of Company Stock owned by such Non-Management Stockholder are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interest, encumbrances and other restrictions or limitations of any kind whatsoever.

            (c) NON-CONTRAVENTIONS; CONSENTS. Neither the execution and delivery of this Agreement by the Non-Management Stockholder nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any restriction of any kind whatsoever to which the Non-Management Stockholder is subject or by which any of his or her properties or assets may be bound, the effect of any of which violation or conflict could have a Material Adverse Effect on the Company or any of the Subsidiaries, or (iii) constitute an event permitting termination by a third party of any agreement to which the Non-Management Stockholder is a party or is subject, which termination could have a Material Adverse Effect on the Company or any of the Subsidiaries, or violate or conflict with any agreement or contract to which any Non-Management Stockholder is a party. No consent, authorization, order, or approval of, or filing or registration with, any governmental commission, board, or other regulatory body is required in connection with the execution, delivery, and performance by the Non-Management Stockholder of the terms of this Agreement and the consummation by the Non-Management Stockholder of the transactions contemplated hereby.

            (d) LITIGATION. There is no action, suit, proceeding, or investigation pending, or, to the Non-Management Stockholders' knowledge, threatened, which could restrict the Non-Management Stockholders' ability to perform his or her respective obligations hereunder, or could have a Material Adverse Effect on the Company or any of the Subsidiaries.

            (e) INVESTMENT PURPOSE. Each Non-Management Stockholder represents that each Non-Management Stockholder is acquiring and will acquire, as the case may be, the shares of THINK Stock issuable to him or her pursuant hereto solely for his or her own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Each Non-Management Stockholder understands that such shares of THINK Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions from the Securities Act. Each Non-Management Stockholder hereby agrees that he or she will not sell, assign, transfer, pledge or otherwise convey any of the shares of the THINK Stock issuable to him or her pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

            (f) INVESTOR STATUS. Set forth on Schedule 3.2(f) hereto is a list of all of the Non-Management Stockholders receiving shares of THINK Stock in connection with the transactions contemplated herein. Also set forth on such
Schedule 3.2(f) is a listing of each such Non-Management Stockholder's country of residence and whether each such Non-Management Stockholder is an Accredited Investor, as that term is defined in Regulation D under the Securities Act, or a non-Accredited Investor.

      3.3 REPRESENTATIONS AND WARRANTIES OF THINK AND UAC. As of the date hereof and as of the Closing Date, THINK and UAC represent and warrant to the Company and the Stockholders as follows:

            (a) AUTHORIZATION.  The execution,  delivery and performance of this
Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of THINK and UAC. THINK and UAC have taken all necessary corporate action and have all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of THINK and UAC on behalf of THINK and UAC, respectively, and, assuming that this Agreement is the valid and binding obligation of the Company and the Stockholders, is the valid and binding obligation of THINK and UAC, respectively, enforceable against each in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) ORGANIZATION. THINK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and UAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the corporate power and authority to own and lease its respective properties and assets, and to carry on its respective business as such business is now being conducted. Each of THINK and UAC is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a Material Adverse Effect on THINK or UAC.

            (c) CAPITALIZATION. The number of authorized, issued and outstanding shares of capital stock of THINK and UAC as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of THINK Stock and UAC Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of capital stock that THINK is currently authorized to issue is adequate to permit THINK to fulfill its obligations hereunder with respect to issuance of the shares of THINK Stock to the Stockholders pursuant hereto. On the Closing Date, the shares of THINK Stock issuable to the Stockholders pursuant to Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable. Neither THINK nor UAC has issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of THINK Stock or UAC Stock subject hereto.

            (d) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of THINK or UAC; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which THINK or UAC is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a Material Adverse Effect on THINK or UAC; (iii) violate or conflict with any other restriction to which THINK or UAC is subject or by which any of the property or assets which are material to the business or operation of THINK or UAC may be bound, the effect of any of which violation or conflict would have a Material Adverse Effect on THINK or UAC; or (iv) constitute an event permitting termination of any agreement to which THINK or UAC is subject by any other party thereto, if in any such circumstance such termination could have a Material Adverse Effect on THINK or UAC. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by THINK and UAC and consummation by THINK and UAC of any of the transactions contemplated hereby.

            (e) LITIGATION. There is no action, suit, proceeding or investigation pending against or related to THINK or UAC, nor, to the best knowledge of THINK and UAC, has THINK or UAC been threatened with any such action, suit, proceeding or investigation, which would restrict the ability of either to perform its respective obligations hereunder or which would have a Material Adverse Effect on THINK or UAC. Neither THINK nor UAC is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a Material Adverse Effect on THINK or UAC.

            (f) ACCURACY OF INFORMATION FURNISHED. No statement by THINK or UAC set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of THINK or UAC pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            (g) COMPLIANCE  WITH  APPLICABLE LAW. THINK and UAC have been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK or UAC or which would subject any officer or director of THINK or UAC to civil or criminal penalties or imprisonment. THINK and UAC have complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a Material Adverse Effect on THINK or UAC. Neither THINK nor UAC has any knowledge of, nor has THINK or UAC received any notice of, violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of THINK or UAC for penalties or damages or which could subject it to any injunction or government writ, order or decree. To the best knowledge of THINK and UAC, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK or UAC, except where the failure to do so would not have a Material Adverse Effect on THINK or UAC.

            (h) NO MATERIAL  ADVERSE CHANGE.  No material  adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of THINK has occurred since December 31, 1997. No material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of UAC has occurred since June 23, 1998, on which date UAC's articles of incorporation were filed with the Secretary of State of the State of Delaware.

            (i) EMPLOYEE  BENEFIT  PLANS.  Schedule  3.3(i)  hereto sets forth a true, correct and complete list of all of THINK's Benefit Plans (the "THINK Benefit Plans") covering the employees of the THINK (the "THINK Employees"). Each THINK Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to THINK's knowledge, threatened claims against any THINK Benefit Plan (except for claims for benefits payable in the normal operation of the THINK Benefit Plans) that could give rise to any material liability to the THINK. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the THINK Benefit Plans have been timely filed. THINK has never had and does not now have any THINK Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does THINK contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA). There exist no benefit plans with respect to the employees of UAC.

      3.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1, 3.2 and 3.3 hereof shall survive until the close of business on the date that is the second anniversary of the Closing Date ("Second Anniversary Date"), PROVIDED THAT, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article VI hereof; and FURTHER PROVIDED THAT, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Company and the Stockholders relating to taxes, notice shall have been given on or before the close of business on the sixtieth (60th) day following the later to occur of: (i) the expiration date of the statute of limitations applicable to any indemnified foreign, federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                                  ARTICLE IV
                                  COVENANTS

      4.1 COVENANTS OF THINK.

            (a) ISSUANCE OF SHARES. To the extent THINK is potentially obligated hereunder to issue additional shares of THINK Stock, and at all times that such obligations remain outstanding, THINK shall cause the approximate number of shares of THINK Stock potentially subject to such obligations to be duly authorized and reserved for issuance.

            (b) OPERATING CAPITAL. THINK shall, until June 30, 1999, make available to NetComs Europe Ltd. and UbiComs, Inc. funds as requested in good faith by the presidents of NetComs Europe Ltd. and UbiComs, Inc., in an amount not to exceed $750,000, which shall be used by such entities for general corporate purposes and for the day-to-day operations of such entities.

            (c) SEPARATE ACCOUNTING. THINK agrees that in the event, not in connection with the Subsidiaries (or, if in connection with the Subsidiaries, by mutual agreement of THINK, UAC and the Subsidiaries), UAC acquires or is merged with or into another entity, or acquires any assets or incurs any expense, other than UAC's pro rata allocation of THINK's general overhead expense and other non-material expenses, THINK shall ensure that the Consolidated Revenues and Pretax Profit Margin of the Subsidiaries are separately monitored and accounted for so as to not impair THINK's or the Stockholders' ability to determine the Consolidated Revenues and Pretax Profit Margin as set forth in Section 1.3.

      4.2   COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

            (a) GOOD STANDING. Promptly following execution of this Agreement, but in any event not later than July 10, 1998, the Management Stockholders shall take, or shall cause to be taken, all actions reasonably necessary to ensure that NetComs USA, Inc. and NetComs Entertainment, Inc. are in good standing under the laws of the state of each such corporation's jurisdiction of incorporation, as evidenced by a certificate from the appropriate state official of such state.

            (b) RED DOT PLAN. Promptly following execution of this Agreement, but in any event not later than July 10, 1998, the Stockholders shall take, or shall cause to be taken, all actions necessary to terminate the Red Dot Plan in accordance with the terms of the Red Dot Plan.

      4.3 GOVERNMENTAL FILINGS AND CONSENTS. The Company, the Stockholders and THINK shall cooperate with one another in filing any necessary applications, reports and other documents with any foreign, federal and state agencies, authorities and bodies having jurisdiction with respect to the respective businesses of the Company and/or of any of the Subsidiaries and/or the transactions contemplated by this Agreement, and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

      4.4 PUBLICITY. The Company, the Stockholders and THINK will consult with each other party hereto prior to making, releasing or otherwise disseminating any public announcements with respect to the transactions contemplated by this Agreement. Any public announcements permitted hereunder shall be made only at such time and in such manner as the Company and the Stockholders (collectively acting as one) and THINK shall mutually agree, except that any party hereto shall be free to make such public announcements as it shall reasonably deem necessary to comply with foreign, federal or state laws, provided that such announcement is simultaneously delivered to the other parties hereto.

      4.5 RIGHT TO INVESTIGATE. The Company shall afford to the officers and authorized representatives and agents of THINK, during what are currently the regular business hours of the Company and upon prior notice, free and full access to any office, warehouse, plant, property, inventory, accounts, books and records of the Company such as to afford THINK the full opportunity to make such investigations as it shall desire or deem appropriate with respect to the affairs of the Company. The officers of the Company shall furnish THINK with such additional financial and operating data and other information relating to the assets, property, business and operation of the Company as THINK shall from time to time request. Notwithstanding anything to the contrary set forth herein, no due diligence or other investigation by THINK (or failure to conduct same) shall operate as a waiver of, or otherwise affect any representation, warranty or agreement given or made hereunder by the Company of any of the Stockholders.

                                  ARTICLE V
                                  CONDITIONS

      5.1 CONDITIONS TO OBLIGATIONS OF THINK AND UAC. The obligation of THINK and UAC to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by THINK and UAC (in their sole and absolute discretion) to the extent permitted by applicable law:

            (a) NO MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 3.1(m), since December 31, 1997, no material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or of any of the Subsidiaries, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or of any of the Subsidiaries shall have occurred.

            (b) COPIES OF RESOLUTIONS. The Company shall have furnished THINK with certified copies of resolutions duly adopted by the board of directors of the Company and the Stockholders authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

            (c) CERTIFICATES OF GOOD STANDING. The Company shall have furnished THINK with certified copies of certificates of good standing of the Company and each U.S. Subsidiary other than NetComs USA, Inc. and NetComs Entertainment, Inc. dated not more than ten (10) business days prior to the Closing Date from the respective states or jurisdictions of incorporation or organization of the Company and each Subsidiary and each other jurisdiction in which the Company or any Subsidiary does business.

            (d) OPINION OF THE COMPANY'S AND STOCKHOLDERS' COUNSEL. The Company shall have furnished THINK with an opinion of Leland, Parachini, Steinberg, Matzger & Melnick, LLP, counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.1(d).

            (e) ACCURACY OF REPRESENTATIONS AND WARRANTIES: PERFORMANCE OF COVENANTS. Each of the representations and warranties of the Company and each of the Stockholders set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company and the Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and each of the Stockholders at or prior to the Closing Date.

            (f) DELIVERY OF OFFICERS' CERTIFICATES. The Company shall have delivered a certificate signed by an Officer of the Company (i) with respect to the authority and incumbency of the officers of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith and (ii) certifying that the copies of the Company's and each Subsidiary's articles of incorporation and bylaws, as attached to such certificate and delivered to date as part of THINK's and UAC's due diligence review, are true and correct copies as such documents are in effect on the Closing Date.

            (g) DELIVERY OF STOCK CERTIFICATES. The Stockholders shall have delivered to THINK certificates representing all of the issued and outstanding capital stock of the Company and the Subsidiaries.

            (h) CONSENTS AND WAIVERS. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(p) above shall have been obtained, except as the same shall have been waived by THINK.

            (i) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company or the Stockholders issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Company or the Stockholders. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

            (j) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Prior to the Closing Date, the Company shall have delivered to THINK all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

            (k) OPTIONS. Prior to the Closing, the Company shall have taken, or shall cause to be taken, all actions necessary to terminate all options to purchase Company Stock and Subsidiary Stock that have not vested prior to the Closing Date and will not automatically vest in accordance with their terms at the time of grant upon consummation of the transactions contemplated herein; PROVIDED, HOWEVER, that a condition of such termination shall be the issuance, in accordance with the terms set forth in Exhibit 5.1(k), which is incorporated herein by reference, of options to purchase shares of THINK Stock to the holder of such options as set forth in Schedule 1.2. Subsequent to such termination, and except as may be specifically provided herein or in Exhibit 5.1(k), the holders of such options shall have no further right, title or interest in such options and shall have no right to receive shares of THINK Stock or options to purchase shares of THINK Stock in exchange therefor.

      5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company and/or the Stockholders to the extent permitted by law:

            (a) COPIES OF RESOLUTIONS. At the Closing, THINK shall have furnished the Company with certified copies of resolutions duly adopted by the board of directors of THINK authorizing the execution, delivery and performance of the terms of this Agreement (including the issuance and delivery of the THINK Stock referred to in Section 5.2(f) below) and all other necessary or proper corporate action to enable THINK to comply with the terms of this Agreement.

            (b) CERTIFICATES OF GOOD STANDING. At the Closing, THINK shall have furnished the Company with certified copies of certificates of good standing of THINK dated not more than ten (10) business days prior to the Closing Date from the State of Delaware and each other jurisdiction in which THINK is qualified to do business.

            (c) OPINION OF THINK'S COUNSEL. THINK shall have furnished to the Company, at the Closing, with an opinion of Kirkpatrick & Lockhart LLP, counsel to THINK, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.2(c).

            (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Each of the representations and warranties of THINK was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. THINK shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by THINK at or prior to the Closing Date.

            (e) DELIVERY OF OFFICERS' CERTIFICATES. THINK shall also have delivered a certificate signed by the Secretary of THINK (i) with respect to the authority and incumbency of the officers of THINK executing this Agreement and any documents required to be executed or delivered in connection therewith and
(ii) certifying that the copies of THINK's articles of incorporation and bylaws, as attached to such certificate and delivered to date as part of the Company's due diligence review, are true and correct copies of such documents as in effect on the Closing Date.

            (f) STOCK CERTIFICATES. At the Closing, THINK shall have issued and delivered to the Stockholders certificates representing the shares of THINK Stock issuable pursuant hereto, which certificates shall be in the respective names of the Stockholders.

            (g) CONSENTS AND WAIVERS. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) above shall have been obtained, except as the same shall have been waived by the Company and the Stockholders.

            (h) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to THINK issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated herein or making the consummation thereof unduly burdensome to THINK. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened or by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement, but without restricting their rights to seek contribution from one and then pursuant to applicable statutes or common law.

                                  ARTICLE VI
                          INDEMNIFICATION AND CLAIMS

      6.1 INDEMNIFICATION BY THE MANAGEMENT STOCKHOLDERS.

            (a)  Subject  to  Sections  6.1(b),   6.1(c)  and  6.6  hereof,  the
Management Stockholders hereby agree, jointly and severally, but without restricting their rights to seek contribution from one another pursuant to applicable statutes or common law (provided that any such contribution shall in no way prejudice or adversely affect THINK's or UAC's ability to proceed with respect to the indemnification provided herein as THINK or UAC may deem necessary or appropriate under the circumstances, nor prejudice or adversely affect any other of THINK's or UAC's rights or remedies hereunder) to indemnify and hold harmless THINK or UAC against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by THINK or UAC (all such amounts may hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by the Company or the Management Stockholders pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Company or the Management Stockholders pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company or the Management Stockholders contained in this Agreement which has not been waived by THINK in writing. The Management Stockholders shall have no right to seek contribution from the Company in the event that they are required to make any payments hereunder.

            (b) Until the close of business on the Second Anniversary Date and subject to Section 3.4 hereof, the Management Stockholders shall be obligated to indemnify THINK and UAC pursuant to this Section 6.1 with respect to claims for Damages as to which THINK and UAC shall have given written notice to the Company and the Management Stockholders on or before the close of business on the ninetieth (90th) day following discovery by THINK or UAC, as the case may be, of the facts upon which a claim for indemnification is being made. The Management Stockholders shall be obligated to indemnify THINK and UAC with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Company or the Management Stockholders relating to Subsection 3.1(s) as to which THINK or UAC shall have given notice on or before the close of business on the sixtieth (60th) day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

            (c) Notwithstanding the indemnification provided pursuant to Subsection 6.1(a) and 6.1(b) above, no amount shall be payable by the Management Stockholders in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Company or the Management Stockholders would be liable, but for operation and application of the provisions of this Section 6.1(c), exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess. The Management Stockholders may satisfy their indemnification obligations hereunder by delivering to THINK or UAC, as the case may be, shares of THINK Stock having an aggregate value equal to the amount of such indemnification obligation, but only to the extent that such shares of THINK Stock may not be transferred in reliance on Rule 144 under the Securities Act; PROVIDED, HOWEVER, that if the value of such shares of THINK Stock is not sufficient to satisfy the Management Stockholders' indemnification obligation, THINK or UAC, as the case may be, shall have the option, to be exercised in THINK's or UAC's sole discretion, as the case may be, to satisfy such deficiency in either shares of THINK Stock then owned by the Non-Management Stockholders or cash; PROVIDED FURTHER, that the value of such shares shall be determined in accordance with Section 6.6 herein.

            (d) In any case where the Management Stockholders have indemnified THINK or UAC for any Damages and either THINK or UAC recovers from a third party all or any part of the amount so indemnified by the Management Stockholders, THINK or UAC, as the case may be, shall promptly reimburse to the Management Stockholders the amount so recovered.

      6.2   INDEMNIFICATION BY THE NON-MANAGEMENT STOCKHOLDERS.

            (a)  Subject  to  Sections  6.2(b),   6.2(c)  and  6.6  hereof,  the
Non-Management Stockholders hereby agree, severally and not jointly, to indemnify and hold harmless THINK and UAC against and in respect of all Damages arising out of: (i) any misrepresentation or breach of any representation or warranty made by the Non-Management Stockholders pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Non-Management Stockholders pursuant to this Agreement; and (ii) the non-performance or breach of any covenant, agreement or obligation of the Non-Management Stockholders contained in this Agreement which has not been waived by THINK in writing. The Non-Management Stockholders shall have no right to seek contribution from the Company in the event they are required to make any payments hereunder.

            (b) Until the close of business on the Second Anniversary Date and subject to Section 3.4 hereof, the Non-Management Stockholders shall be obligated to indemnify THINK and UAC pursuant to this Section 6.1 with respect to claims for Damages as to which THINK or UAC shall have given written notice to the Non-Management Stockholders on or before the close of business on the ninetieth (90th) day following discovery by THINK or UAC, as the case may be, of the facts upon which a claim for indemnification is being made.

            (c) Notwithstanding the indemnification provided pursuant to Subsection 6.2(a) and 6.2(b) above, no amount shall be payable by the Non-Management Stockholders in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Non-Management Stockholders would be liable, but for operation and application of the provisions of this Section 6.2(c) exceeds on a cumulative basis $50,000 and then only to the extent of such excess. The Non-Management Stockholders may satisfy their indemnification obligations hereunder by delivering to THINK or UAC, as the case may be, shares of THINK Stock having an aggregate value equal to the amount of such indemnification obligation, but only to the extent that such shares of THINK Stock may not be transferred in reliance on Rule 144 under the Securities Act; PROVIDED, HOWEVER, that if the value of such shares of THINK Stock is not sufficient to satisfy the Non-Management Stockholders' indemnification obligation, THINK or UAC, as the case may be, shall have the option, to be exercised in THINK's or UAC's sole discretion, as the case may be, to satisfy such deficiency in either shares of THINK Stock then owned by the Non-Management Stockholders or cash; PROVIDED FURTHER, that the value of such shares shall be determined in accordance with
Section 6.6 herein.

            (d) In any case where the Non-Management Stockholders have indemnified THINK or UAC for any Damages and THINK or UAC recovers from a third party all or any part of the amount so indemnified by the Non-Management Stockholders, THINK or UAC, as the case may be, shall promptly reimburse to the Non-Management Stockholders the amount so recovered.

      6.3 CLAIMS AGAINST THINK. With respect to claims or demands by third parties, whenever THINK shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 6.1 or 6.2 hereof, THINK shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Management Stockholders or the Non-Management Stockholders, as applicable, of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Management Stockholders or the Non-Management Stockholders, as applicable, shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Management Stockholders or the Non-Management Stockholders, as applicable, and approved by THINK, which approval shall not be unreasonably withheld. In the event that the Management Stockholders or the Non-Management Stockholders, as applicable, should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, THINK shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Management Stockholders or the Non-Management Stockholders, as applicable.

      6.4   INDEMNIFICATION BY THINK.

            (a) Subject to Sections  6.4(b) and 6.6 hereof,  THINK hereby agrees to indemnify and hold harmless the Company and the Stockholders against and in respect of all damages, claims, losses and expenses (including without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Stockholders with respect thereto (all such amounts may hereinafter be referred to as "Stockholder Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by THINK or UAC pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by THINK or UAC pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of THINK or UAC which has not been waived by the Stockholders collectively in writing.

            (b) Until the close of business on the Second  Anniversary  Date and subject to Section  3.4  hereof,  THINK  shall be  obligated  to  indemnify  the
Stockholders pursuant to this Section 6.4 only with respect to claims for Stockholder Damages as to which the Stockholders shall have given written notice to THINK on or before the close of business on the sixtieth (60th) day following discovery by the Stockholders of the facts upon which a claim for indemnification is being made.

            (c) Notwithstanding the indemnification provided pursuant to Subsection 6.4(a) above, no amount shall be payable by THINK in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Stockholder Damages in respect of which THINK would be liable, but for operation and application of the provisions of this subsection, exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess.

            (d) In any case where THINK has indemnified the Stockholders for any Stockholder Damages and the Stockholders recover from a third party all or any part of the amount so indemnified by THINK, the Stockholders shall promptly reimburse to THINK the amount so recovered.

      6.5 CLAIMS AGAINST THE STOCKHOLDERS. With respect to claims or demands by third parties, whenever the Stockholders shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 6.5 hereof, the Stockholders shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify THINK of such claim or demand and of all relevant facts within its knowledge which relate thereto. THINK shall have the right at its own expense to undertake the defense of any such claim or demand utilizing counsel selected by THINK and approved by the Stockholders. In the event that THINK should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Stockholders shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to THINK.


      6.6 LIMITATION OF LIABILITY. THINK, the Company and the Stockholders agree that (a) the liability of the Stockholders in the aggregate under this Agreement shall be limited to the Purchase Price actually received, and (b) the liability of THINK under this Agreement shall be limited to the Purchase Price actually paid. The indemnification obligation of the Stockholders shall be satisfied in the following manner: (a) during the first twelve months after the Closing Date, the Stockholders may tender to THINK shares of THINK Stock issued to them hereunder, with the value of such shares being determined as of the date such shares are issued by THINK to the Stockholders, and (b) during the remainder of the period of indemnification by, at THINK's election, the tender by the Stockholders of cash or THINK stock issued to the Stockholders hereunder, with the value of such shares being determined as of the date such shares are issued by THINK to the Stockholders.

      6.7   INDEMNIFICATION BY JESPER CAPITAL LTD.

            (a) Notwithstanding anything to the contrary contained herein, Jesper Capital Ltd., a British Virgin Island ("Jesper"), hereby agrees to indemnify and hold harmless THINK and UAC against and in respect of all Damages arising out of (i) the issuance to Jesper by THINK of either THINK Stock or options to purchase THINK Stock in connection with the transactions contemplated herein; (ii) Jesper's ability as a corporate entity to approve, execute and deliver this Agreement and all other documents related thereto, and consummate the transactions contemplated herein or therein; and (iii) Jesper's ability to properly own and vote Company Stock. Jesper shall have no right to seek contribution from the Company in the event it is required to make any payments hereunder.

                                 ARTICLE VII
                                MISCELLANEOUS

      7.1 FEES AND EXPENSES. Each party hereto shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby.

      7.2 MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

      7.3 ASSIGNMENT. None of the parties hereto shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that THINK may assign all or any portion of its respective rights hereunder without the prior written consent of the Company or the Stockholders in the event of a change in control and the Company and the Stockholders shall execute such documents as are necessary in order to effectuate such assignments.

      7.4 BURDEN AND BENEFIT. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company or the Stockholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of THINK shall be against the Company and the Stockholders, as the case may be, and any of the Company's or the Stockholder's assets; under no circumstances shall any officer or director of the Company be liable in law or equity for any obligations of the Company or the Stockholders hereunder. In the event of a default by THINK of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Stockholders and the Company shall be against THINK and its assets; under no circumstances shall any officer, director, stockholder or affiliate of THINK be liable in law or equity for any obligations of THINK hereunder.

      7.5 BROKERS. The Company and the Stockholders represent and warrant to THINK that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company or the Stockholders or any other person in connection with this Agreement or any of the transactions contemplated hereby. THINK represents and warrants to the Company and the Stockholders that no other broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of THINK in connection with this Agreement or any of the transactions contemplated hereby, other than fees or commissions for which THINK shall be solely responsible.

      7.6 ENTIRE AGREEMENT. This Agreement and the schedules, exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

      7.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

      7.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial expedited delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

            If to the Company
            or the Stockholders:

                  UbiCube Group, Inc.
                  621 Howard Street
                  Suite 330
                  San Francisco, CA  94105
                  Attn:    President
                  Facsimile:  (415) 543-7201


            with a copy to:

                  Leland, Parachini, Steinberg, Matzger & Melnick
                  333 Market Street
                  Suite 2700
                  San Francisco, CA 94105
                  Attn:    Adam P. Siegman
                  Facsimile:  (415) 974-1520
                  E-Mail:  asiegman@lpslaw.com

            If to THINK or UAC:

                  THINK New Ideas, Inc.
                  45 West 36th Street
                  12th Floor
                  New York, New York 10018
                  Attn:    Ronald E. Bloom
                  Facsimile:  (212) 629-6850
                  E-Mail:  ron.bloom@thinkinc.com
            with a copy to:

                  Kirkpatrick & Lockhart LLP
                  1800 Massachusetts Avenue, 4th Floor
                  Washington, D.C. 20036
                  Attn: Victoria A. Baylin, Esq.
                  Facsimile:  (202) 778-9100
                  E-Mail:  baylinva@kl.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five days after delivery into a United States Postal facility.

      7.9 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

      7.10 RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

      7.11 SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

      7.12 HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

      7.13 KNOWLEDGE STANDARD. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to THINK, the officers and directors of THINK; (ii) with respect to the Company, the officers and directors of the Company; (iii) with respect to the Management Stockholders, the individuals listed on Schedule A hereto; and (iv) with respect to the Non-Management Stockholders, the individuals or entities listed on Schedule B hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.


ATTEST:                             THINK NEW IDEAS, INC.


______________________________      By: /s/ Ronald E. Bloom
                                        --------------------------------------
                                        Ronald E. Bloom, President
                                        and Chief Executive Officer


ATTEST:                             UBICUBE ACQUISITION CORP.


______________________________      By: /s/ Ronald E. Bloom
                                        ---------------------------------------
                                             Ronald E. Bloom, President


ATTEST:                             UBICUBE GROUP, INC.


______________________________      By:   /s/ Christofer Solheim
                                    Name: /s/ Christofer Solheim
                                          -------------------------------------
                                    Title: CHIEF EXECUTIVE OFFICER



WITNESS:                            THE STOCKHOLDERS


______________________________      By: /s/ Anita Bloch
                                        ---------------------------------------
                                          Anita Bloch


WITNESS:


______________________________      By: /s/ James Locker
                                        ---------------------------------------
                                        James Locker

WITNESS:


______________________________      By:  /s/ Judith Banning
                                         --------------------------------------
                                          Judith Banning


WITNESS:


______________________________      By: /s/ Robin Murray
                                        ---------------------------------------
                                          Robin Paul Murray

WITNESS:

______________________________      By: /s/ Chris Aguas
                                        ---------------------------------------
                                          Chris Aguas


WITNESS:


______________________________      By: _/S/ HANNAH KLEIN____________________
                                          Hannah Klein


WITNESS:


______________________________      By: /s/ Clare Lafond
                                        ---------------------------------------
                                          Clare Lafond


WITNESS:


______________________________      By: /s/ Teresa Bui
                                        ---------------------------------------
                                          Teresa Bui


WITNESS:


______________________________      By: /s/ Linda Fleming
                                        ---------------------------------------
                                          Linda Fleming

WITNESS:


______________________________      By: /s/ Martin Gloeckle
                                        ---------------------------------------
                                          Martin Gloeckle

WITNESS:

______________________________      By: /s/ Janet Mcvey
                                        ---------------------------------------
                                          Janet McVey


WITNESS:


______________________________      By: /s/ Susan Anzalone
                                        ---------------------------------------
                                          Susan Anzalone


WITNESS:


______________________________      By: /s/ Elliott Easterling
                                        ---------------------------------------
                                          Elliott Easterling


WITNESS:


______________________________      By: /s/ Jeanie Mayall
                                        ---------------------------------------
                                          Jeanie Mayall

WITNESS:


______________________________      By: /s/ Richard Swilley
                                        ---------------------------------------
                                          Richard Swilley

WITNESS:


______________________________      By: /s/ Alex Morritt
                                        ---------------------------------------
                                          Alex Morritt


WITNESS:


______________________________      By: /s/ Alex Burrows
                                        ---------------------------------------
                                          Alex Burrows


WITNESS:


______________________________      By: /s/ Samir Safi
                                        ---------------------------------------
                                          Samir Safi


WITNESS:

______________________________      By: /s/ Guy Howard
                                        ---------------------------------------
                                          Guy Howard


WITNESS:

______________________________      By: /s/ Simon Hicks
                                        ---------------------------------------
                                          Simon Hicks

WITNESS:


______________________________      By: /s/ Christofer Solhein
                                        ---------------------------------------
                                          Christofer Solheim

WITNESS:


______________________________      By: /s/ David Williamson
                                        ---------------------------------------
                                          David Williamson

WITNESS:


______________________________      By: /s/ Mike Jones
                                        ---------------------------------------
                                          Mike Jones

WITNESS:


______________________________      By: /s/ Stefan Tzenov
                                        ---------------------------------------
                                          Stefan Tzenov

WITNESS:

______________________________      By: /s/ Richard Knight
                                        ---------------------------------------
                                          Richard Knight

WITNESS:

______________________________      By: /s/ Guisi De Luca
                                        ---------------------------------------
                                          Guisi De Luca

WITNESS:

______________________________      By: /s/ Cormac McGettigan
                                        ---------------------------------------
                                          Cormac Mcgettigan

WITNESS:


______________________________      By: /s/ Keith McDougall
                                        ---------------------------------------
                                          Keith McDougall


WITNESS:

___________________________         By: /s/ Niall Cook
                                        ---------------------------------------
                                          Niall Cook

WITNESS:

______________________________      By: /s/ Rachel Wilson
                                        ---------------------------------------
                                          Rachel Wilson

WITNESS:


______________________________      By: /s/ Carey Benson
                                        ---------------------------------------
                                          Carey Benson


WITNESS:


______________________________      By: /s/ Paul Schembri
                                        ---------------------------------------
                                          Paul Schembri

WITNESS:

______________________________      By: /s/ Kemi Eke
                                        ---------------------------------------
                                          Kemi Eke

WITNESS:


______________________________      By: /s/ Richard Stevens
                                        ---------------------------------------
                                          Richard Stevens

WITNESS:


______________________________      By: /s/ Dominic Crosthwaite
                                        ---------------------------------------
                                          Dominic Crosthwaite

WITNESS:


______________________________      By: /s/ Heera Kapoor
                                        ---------------------------------------
                                          Heera Kapoor

WITNESS:


______________________________      By: /s/ Alex Jeffreys
                                        ---------------------------------------
                                          Alex Jeffreys

WITNESS:


______________________________      By: /s/ Chris Chuk
                                        ---------------------------------------
                                          Chris Chuk

WITNESS:

______________________________      By: /s/ Russell Hammon
                                        ---------------------------------------
                                          Russell Hammon

WITNESS:


______________________________      By: /s/ Karthigesu Gajendran
                                        ---------------------------------------
                                          Karthigesu Gajendran

WITNESS:                            STRATTON LTD.


______________________________      By:   /s/ STRATTON LTD.
                                         --------------------------------------
                                    Name: ____________________________________
                                    Title:
                                           -----------------------------------


WITNESS:                            JESPER CAPITAL LTD.


______________________________      By:  /s/ Jesper Capital Ltd.
                                         --------------------------------------
                                    Name: ____________________________________
                                    Title:
                                          -------------------------------------


WITNESS:                            LANC UK LTD.

___________________________         By:  /s/ Lanc Uk Ltd.
                                         --------------------------------------
                                    Name: ____________________________________
                                    Title:
                                         -------------------------------------